Exhibit 23.6

                          CONSENT OF DUFF & PHELPS, LLC

         Duff & Phelps, LLC ("Duff & Phelps") hereby consents to the inclusion of its Opinion regarding the fairness, from a financial point of view, of the consideration to be received by Ryan, Beck & Co., Inc.'s stockholders pursuant to the Acquisition Agreement in the Proxy Statement of Ryan, Beck & Co., Inc. and to all references to Duff & Phelps in such Proxy Statement.

         By giving such consent, Duff & Phelps does not thereby admit that it is an expert with respect to any part of such Proxy Statement within the meaning of the term "expert" as used in The Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                  Yours very truly,


                                                  Duff & Phelps, LLC

                                                      PATRICIA J. LUSCOMBE
                                                  By:---------------------------
                                                      Patricia J. Luscombe
                                                      Managing Director

Chicago, Illinois
May 18, 1998